UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2019

eBay Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37713	77-0430924
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2025 Hamilton Avenue

San Jose, CA 95125

(Address of principal executive offices)

(408) 376-7008

(Registrant’s telephone number, including area code)

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
Common stock	EBAY	The Nasdaq Global Select Market
6.00% Notes due 2056	EBAYL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws

On May 30, 2019, the stockholders of eBay Inc. (the “Company”) approved the proposed amendments to the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) and the Company’s Amended and Restated Bylaws (the “Bylaws”) to allow, subject to certain terms and conditions, stockholders who own at least 20% of the Company’s outstanding shares of capital stock in the aggregate to call a special meeting of stockholders.

The foregoing general description of the amendments of the Charter and Bylaws is qualified in its entirety by reference to the text of the amendments. A copy of the Charter amendment, effective upon filing with the Delaware Secretary of State on June 4, 2019, is included as Exhibit 3.1 to this report and a copy of the Bylaws amendment, effective May 30, 2019, is included as Exhibit 3.2 to this report, each of which is incorporated by reference herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the 2019 Annual Meeting of Stockholders of the Company held on May 30, 2019, the Company’s stockholders voted on the following five proposals:

1.

The election of 15 director nominees to serve as members of the Board of Directors until the Company’s 2020 Annual Meeting of Stockholders or until his or her respective successor has been elected and qualified (Proposal 1);

2.	The approval, on an advisory basis, of the compensation of the Company’s named executive officers (Proposal 2);

3.	The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the Company’s fiscal year ending December 31, 2019 (Proposal 3);

4.	The amendment of special meeting provisions in the Company’s Charter and Bylaws (Proposal 4).

5.	The stockholder proposal requesting that the Board of Directors require an independent chair (Proposal 5).

The following is a summary of the matters voted on at the meeting.

1.

Proposal 1 – Election of Directors. Each of the 15 director nominees proposed by the Company was elected to serve until the Company’s 2020 Annual Meeting of Stockholders or until his or her respective successor has been elected and qualified. The voting results were as follows:

Director Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Fred D. Anderson Jr.	676,862,712	20,472,713	759,442	60,695,679
Anthony J. Bates	683,041,534	14,297,735	755,598	60,695,679
Adriane M. Brown	696,665,155	712,121	717,591	60,695,679
Jesse A. Cohn	696,390,268	940,692	763,907	60,695,679
Diana Farrell	696,748,952	628,414	717,501	60,695,679
Logan D. Green	695,204,732	2,123,007	767,128	60,695,679
Bonnie S. Hammer	683,071,143	14,294,666	729,058	60,695,679
Kathleen C. Mitic	683,110,828	14,273,298	710,741	60,695,679
Matthew J. Murphy	696,233,935	1,101,000	759,932	60,695,679
Pierre M. Omidyar	693,548,552	3,759,110	787,205	60,695,679
Paul S. Pressler	678,987,358	18,340,835	766,674	60,695,679
Robert H. Swan	695,164,218	2,165,983	764,666	60,695,679
Thomas J. Tierney	673,863,118	23,462,796	768,953	60,695,679
Perry M. Traquina	695,404,400	1,916,557	773,910	60,695,679
Devin N. Wenig	696,321,198	1,048,127	725,542	60,695,679

2.

Proposal 2 – Advisory Vote on Named Executive Officer Compensation. The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
625,037,603	72,129,961	927,303	60,695,679

3.

Proposal 3 – Ratification of Independent Auditors. The Company’s stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the Company’s fiscal year ending December 31, 2019. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
734,878,099	23,103,536	808,911	n/a

4.

Proposal 4 – Approval of Special Meeting Provisions. The Company’s stockholders approved the proposal to amend the special meeting provisions in the Company’s Charter and Bylaws. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
693,070,301	3,979,535	1,045,031	60,695,679

5.

Proposal 5 – Stockholder Proposal Regarding an Independent Chair. The Company’s stockholders did not approve the stockholder proposal requesting the Board of Directors require an independent chair. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
163,581,523	533,552,618	960,726	63,428,465

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Amended provision of the Amended and Restated Certificate of Incorporation of the Company.

3.2	Amended provision of the Amended and Restated Bylaws of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eBay Inc. (Registrant)

Date: June 5, 2019

/s/ Marc D. Rome
Name: Marc D. Rome
Title: Vice President, Legal, Deputy General Counsel & Assistant Secretary